Exhibit 2.2

AMENDMENT NO. 1 TO DEPOSIT AGREEMENT

AMENDMENT NO. 1 dated as of January 22, 2002 (the “Amendment”) to the Amended and Restated Deposit Agreement dated as of July 6, 2000 (as so amended, the “Deposit Agreement”), among Corimon, C.A.,  incorporated under the laws of Venezuela (the “Company”), JPMorgan Chase Bank, as depositary (the “Depositary”), and all Holders from time to time of American Depositary Receipts (“ADRs”) issued thereunder.

W I T N E S S E T H:

WHEREAS, the Company and the Depositary executed the Deposit Agreement for the purposes set forth therein; and

WHEREAS, pursuant to Section 6.01 of the Deposit Agreement, the Company and the Depositary desire to amend the terms of the Deposit Agreement and ADRs.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.           Definitions.  Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

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ARTICLE II

AMENDMENTS TO DEPOSIT AGREEMENT

SECTION 2.01.           Deposit Agreement.  All references in the Deposit Agreement to the terms “Deposit Agreement” shall, as of the Effective Date (as herein defined), refer to the Deposit Agreement as amended by this Amendment.

SECTION 2.02.           Section 1.01 is amended by replacing “5000” with “500”.

ARTICLE III

AMENDMENTS TO THE FORM OF RECEIPT

SECTION 3.01.           All references in the Receipt to the number of Shares represented by an ADS shall refer to a ratio of 500 Shares per American Depositary Share.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01.           Representations and Warranties.  The Company represents and warrants to, and agrees with, the Depositary and the Holders, that:

(a)  This Amendment, when executed and delivered by the Company, and the Deposit Agreement and all other documentation executed and delivered by the Company in connection therewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(b)  In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, and any other document furnished hereunder or thereunder in Venezuelazuala, neither of such agreements need to be filed or recorded with any court or other authority in Venezuela, nor does any stamp or similar tax or governmental charge need to be paid in Venezuela on or in respect of such agreements; and

(c)  All of the information provided to the Depositary by the Company in connection with this Amendment is true, accurate and correct.

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ARTICLE V

MISCELLANEOUS

SECTION 5.01.           Effective Date.  This Amendment is dated as of the date set forth above and shall be effective as of January 22, 2002. (the “Effective Date”).

SECTION 5.02.           Outstanding ADRs.    ADRs issued prior or subsequent to the date hereof, which do not reflect the changes to the form of ADR effected hereby (as set forth in Exhibit A hereto), shall, at the expense of the Company, be called in for exchange for new ADSs.

SECTION 5.03.           Indemnification.  The parties hereto shall be entitled to the benefits of the indemnification provisions of Section 5.08 of the Deposit Agreement, as amended hereby in connection with any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.

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IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.

Corimon C.A.

By
Name:
Title:

By
Name:
Title:

JPMorgan Chase Bank

By
Name:
Title:

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EXHIBIT A

[FORM OF FACE OF RECEIPT]

No. of American Depositary Shares

Each representing 500 Shares

AMERICAN DEPOSITARY RECEIPT

evidencing

AMERICAN DEPOSITARY SHARES

representing

fully paid Common Shares

of

CORIMON, C.A.

(Incorporated under the

laws of Venezuela)

No.

JPMORGAN CHASE BANK, incorporated under the laws of the State of New York, as depositary (the “Depositary”), hereby certifies that                        is the owner of             American Depositary Shares, representing deposited fully paid Common Shares, nominal value Bs. 10.00 per share, including rights to receive such fully paid Common Shares (“Shares”), of Corimon, C.A., a corporation organized under the laws of Venezuela (the “Company”). At the date hereof, each American Depositary Share represents 500 Shares deposited under the Deposit Agreement (hereinafter defined) at the Caracas office of Banco Venezolano de Credito, S.A., as Custodian (the “Custodian”).  Capitalized terms used herein that are not defined herein shall have the meanings assigned to them in the Deposit Agreement.

(1)           The Deposit Agreement.  This American Depositary Receipt is one of the receipts (the “Receipts”) executed and delivered pursuant to the Amended and Restated Deposit Agreement dated as of July 6, 2000 to the Deposit Agreement dated as of November 14, 1991, amended and restated as of March 15, 1993 as thereafter amended (as amended from time to time, the “Deposit Agreement”) by and among the Company, the Depositary and all registered holders (“Holders”) from time to time of Receipts, each of whom by accepting a Receipt becomes a party thereto, bound by all applicable terms and provisions thereof and hereof.  The Deposit Agreement sets forth the rights of Holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash, collectively, the “Deposited Securities”).  Copies of the Deposit Agreement and of the Company’s provisions of or governing Deposited Securities are on file at the Depositary’s Office, the office of the Custodian and at any other designated transfer office.  The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions thereof.  The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities.

(2)           Withdrawal of Deposited Securities.  Upon surrender of this Receipt and payment of the fee of the Depositary provided for in paragraph (8) of this Receipt at the Depositary’s Office or at such other offices as it may designate, subject to the Deposit Agreement and the provisions of or governing the Deposited Securities, the Holder hereof is entitled to the delivery without unreasonable delay at the principal executive office of the Custodian in Caracas, Venezuela, to such Holder or upon such Holder’s order of the Deposited Securities at the time represented by the American Depositary Shares evidenced by this Receipt.  At the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at the Depositary’s Office or at such other place as may have been requested by the Holder. Delivery of Deposited Securities may be made by the delivery of certificates to the extent such Deposited Securities may be represented by certificates.  Neither the Depositary nor the Custodian shall deliver Deposited Securities to any person except pursuant to this paragraph (2) or paragraphs (12), (15), (17), (19), (20) or (21).  Notwithstanding any other provision of the Deposit Agreement or this Receipt, the Depositary may restrict the withdrawal of Deposited Securities only for the reasons set forth in General Instruction I.A.(1) of Form F-6 (as such instructions may be amended from time to time) under the Securities Act of 1933.

(3)           Transfers, Split-ups and Combinations.  Subject to paragraph (4), this Receipt is transferable on the Receipt register maintained by the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt at any designated transfer office properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the Receipt register at any time or from time to time when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement or at the request of the Company.  This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as those evidenced by the Receipt or Receipts surrendered.

(4)           Certain Limitations.  Prior to the execution and delivery, registration, registration of transfer, split-up or combination of any Receipt, the delivery of any distribution in respect thereof, or, subject to the last sentence of paragraph (2), the withdrawal of any Deposited Securities, the Depositary, the Company or the Custodian may require:  (a) payment of (i) any stock transfer or other tax or other governmental charge with respect thereto, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited

Securities upon any applicable register and (iii) any applicable charges as provided in paragraph (8) of this Receipt; (b) the production of proof satisfactory to it of the identity and genuineness of any signature and of such other information (including without limitation information as to citizenship, residence, exchange control approval, or legal or beneficial ownership of any securities) as it may deem necessary or proper or as the Company may require; and (c) compliance with such regulations, if any, as the Depositary and the Company may establish consistent with the Deposit Agreement.  The delivery of Receipts against deposits of Shares may be suspended, deposits of Shares may be refused, or the registration of transfer of Receipts, their split-up or combination or, subject to the last sentence of paragraph (2), the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the Receipt register or any register for Shares or other Deposited Securities is closed or when any such action is deemed necessary or advisable by the Depositary or the Company.  The Depositary may issue Receipts against rights to receive Shares from the Company, or any registrar, transfer agent, clearing agency or other entity recording Share ownership or transactions.  The Depositary will not issue Receipts against other rights to receive Shares unless (x) such Receipts are fully collateralized (marked to market daily) with cash or U.S. government securities until such Shares are deposited, (y) the applicant for such Receipts represents in writing that it owns such Shares and will deliver them upon the Depositary’s request (no evidence of ownership is required or time of delivery specified) and (z) all such Receipts represent not more than 20% of Shares actually deposited.  Such collateral, but not the earnings thereon, will be held for the benefit of the Holders. The Depositary may retain for its own account any compensation for the issuance of Receipts against such other rights to receive Shares, including without limitation earnings on the collateral securing such rights.  The Depositary will execute and deliver Receipts only in accordance with Section 2.03 of the Deposit Agreement and paragraphs (3), (4), (12) and (15).  The Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the Securities Act of 1933 and not so registered; the Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate the Company’s compliance with securities laws in the United States.

(5)           Liability of Holder for Taxes.  If any tax or other governmental charge, including interest and penalties thereon, shall become payable by or on behalf of the Custodian or the Depositary with respect to this Receipt or any Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, such tax or other governmental charge shall be payable by the Holder hereof, who shall pay the amount thereof to the Depositary.  The Depositary may refuse to effect any registration of transfer of this Receipt or any split-up or combination hereof or any withdrawal of such Deposited Securities until such payment is made, and may withhold or deduct from any distributions on such Deposited Securities, or may sell for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such cash or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency.

(6)           Warranties by Depositor.  Every person depositing

Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued and outstanding, fully paid, nonassessable and free of preemptive rights, that the person making such deposit is duly authorized so to do and that such Shares are not “restricted securities” under the Securities Act of 1933.  Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

(7)           Disclosure of Interests.  The Company may from time to time request Holders to provide information as to the capacity in which such Holders own or owned Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters. Each Holder agrees to provide any information requested by the Company or the Depositary pursuant to this Section.  The Depositary agrees to use reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such requests to the Holders and to forward to the Company any such responses to such requests received by the Depositary.  To the extent that provisions of any Venezuelan law or the Estatutos of the Company or the provisions of or governing any Deposited Securities may provide for blocking transfer and voting or other rights to enforce such disclosure or limit such ownership, the Depositary has agreed to use its reasonable efforts to comply with Company instructions as to Receipts in respect of any such enforcement or limitation.

(8)           Charges of Depositary.  The Depositary will charge each person to whom Receipts are delivered against deposits of Shares, and each person surrendering Receipts for withdrawal of Deposited Securities, U.S. $5.00 for each 100 American Depositary Shares (or portion thereof) evidenced by the Receipts delivered or surrendered.  The Company will pay all other charges and expenses of the Depositary and those of any Receipt registrar, co-transfer agent and co-registrar and any other agent of the Depositary (except the Custodian), except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (ii) cable, telex, facsimile transmission and delivery charges incurred at the request of persons depositing Shares or Holders delivering Shares, Receipts or Deposited Securities (which are payable by such persons or Holders), (iii) transfer or registration fees for the registration of transfers of deposited Shares and other Deposited Securities on any applicable register in the name of the Custodian or its nominee in connection with the deposit of Shares or in the name of such person as a Holder may direct in connection with any withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees payable by such persons or Holders in respect of the Shares as of the date of the Deposit Agreement), and (iv) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency).  The provisions in respect of these charges may be changed in the manner indicated in paragraph (20).

(9)           Title to Receipts.  Title to this Receipt (and to the Deposited Securities represented by the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the register maintained by the Depositary as the absolute owner hereof for the purpose of determining the person entitled to any distribution or notice and for all other purposes.

(10)         Validity of Receipt.  This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

(11)         Available Information.  The Company is subject to the periodic reporting requirements under the Securities Exchange Act of 1934 and  accordingly files certain reports with the Securities and Exchange Commission.  Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission located at the date of the Deposit Agreement at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

Dated:

JPMORGAN CHASE BANK, as Depositary

By
Authorized Officer

The address of the Depositary’s Office is 60 Wall Street, New York, New York 10260.

[FORM OF REVERSE OF RECEIPT]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

OF THE DEPOSIT AGREEMENT

(12)         Distributions Upon Deposited Securities.  Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution upon any Deposited Securities, the Depositary shall, subject to the Deposit Agreement, distribute the amount thus received, by checks drawn on a bank in the United States, to the Holders on the record date set by the Depositary therefor of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively; provided that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of (a) any of the Deposited Securities being not entitled, by reason of its date of issuance or otherwise, to receive all or any portion of such distribution or (b) any amounts (i) required to be withheld by the Company, the Custodian or the Depositary on account of taxes or (ii) charged by the Depositary in connection with the conversion of foreign currency into U.S. dollars.  Cash distributions and cash proceeds from sales of non-cash distributions in foreign currency will be converted by sale or such other manner as the Depositary may determine into U.S. dollars (net of the Depositary’s charges and expenses in effecting such conversion) before distribution to Holders.  If in the judgment of the Depositary amounts received in foreign currency may not be converted on a reasonable basis into U.S. dollars transferable to the United States, or may not be so convertible for all of the Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent reasonable and permissible to the Holders entitled thereto and may distribute the balance in foreign currency to the Holders entitled thereto or hold such balance or all such foreign currency for the Holders entitled thereto (without liability for interest thereon).  If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may or shall, if the Company shall so request, subject to the Deposit Agreement, distribute to the Holders on a record date set by the Depositary therefor of Receipts evidencing American Depositary Shares representing such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, additional Receipts for an aggregate number of Depositary Shares representing the number of Shares received as such dividend or free distribution.  In lieu of delivering Receipts for fractional American Depositary Shares in the case of any such distribution, the Depositary shall sell at public or private sale, at such place or places and upon such terms as it may deem proper, the number of Shares represented by the aggregate of such fractions and distribute the net proceeds to the Holders entitled thereto as in the case of a distribution received in cash.  If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent its proportionate interest in the additional Shares so distributed upon such Deposited Securities. If the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any nature, the Depositary shall have discretion as to whether and how such rights are to be made available to the Holders; provided that the Depositary will, if requested by the Company, either (y) make such rights available to

Holders by means of warrants or otherwise, if lawful and feasible, or (z) if making such rights available is not lawful or not feasible, or if such rights or warrants are not exercised and appear to be about to lapse, sell such rights or warrants at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and allocate the proceeds of such sales for account of the Holders otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise, and distribute the net proceeds so allocated to the Holders entitled thereto as in the case of a distribution received in cash. The Depositary will distribute to Holders on the record date set by it therefor any distribution on Deposited Securities other than cash, Shares or rights in any manner that the Depositary deems equitable and practicable; provided if in the opinion of the Depositary any distribution other than cash, Shares or rights upon any Deposited Securities cannot be made proportionately among the Holders entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash. The Depositary need not distribute securities, Receipts or rights unless the Company furnishes certain evidence or opinions in respect of United States securities laws (which the Company has no obligation to do).

(13)         Record Dates.  Whenever any distribution is being made upon any Deposited Securities or any meeting of holders of Shares or other Deposited Securities is being held or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary will, after consultation with the Company, if practicable, fix a record date for the determination of the Holders who shall be entitled to receive such distribution or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting, to receive such notice or solicitation or act in respect of such other matter, subject to the provisions of the Deposit Agreement.

(14)         Voting of Deposited Securities.  As soon as practicable after receipt of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall mail to Holders a notice containing (a) such information as is contained in such notice and in the solicitation materials, if any, (b) a statement that each Holder at the close of business on a specified record date will be entitled, subject to any applicable provisions of Venezuelan law and the Estatutos of the Company and the provisions of or governing Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the American Depositary Shares evidenced by such Holders’ Receipts and (c) a statement as to the manner in which such instructions may be given, including an express indication that instructions may be given (or be deemed given in accordance with the last sentence of this paragraph if no instruction is received) to the Depositary to give a discretionary proxy to a person designated by the Company.  Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under any applicable provisions of Venezuelan law and the Estatutos of the Company and the provisions of or governing Deposited Securities to vote or cause to be voted (or to grant a discretionary proxy to a person designated by the Company to vote) the Deposited Securities represented by the American Depositary Shares evidenced by such Holder’s Receipts in accordance with any instructions set forth in such request.  The Depositary will not itself exercise any voting discretion over any Deposited Securities.  If no instructions are received by the Depositary from any Holder with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Holder’s Receipts on or before the date established by the Depositary for such purpose, to the extent permitted under applicable law, the Depositary will deem such Holder to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary will give a discretionary proxy to a person designated by the Company to vote such Deposited Securities, provided that no such no such discretionary proxy shall be given with respect to any matter as to which the Company notifies the Depositary in writing at the time notice of any meeting or solicitation of consents or proxies is received by the Custodian (and the Company agrees to provide such notification that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) it materially affects the rights of holders of Shares.

(15)         Changes Affecting Deposited Securities.  Upon any change in par value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities that shall be received by the Depositary in exchange for, or in conversion, replacement or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under the Deposit Agreement; and, the Depositary may with the Company’s approval, and shall if the Company shall so request, execute and deliver additional Receipts in respect of such securities as in the case of a dividend of Shares or call for the surrender of outstanding Receipts to be exchanged for new Receipts, reflecting such securities, and to the extent that such additional or new Receipts are not delivered this Receipt shall thenceforth evidence American Depositary Shares representing the right to receive the Deposited Securities including the securities so received.

(16)         Reports; Inspection of Register.  The Depositary will make available for inspection by Holders at the Depositary’s Office, at the office of the Custodian and at any other designated transfer offices (and shall be reimbursed by the Company for the actual cost of any expenses incurred) any reports and communications received from the Company which are both (a) received by the Depositary, the Custodian or the nominee of either as the holder of the Deposited Securities and (b) made generally available to the holders of Deposited Securities by the Company. The Depositary will also mail or make available to Holders copies of such reports when furnished by the Company as provided in the Deposit Agreement.  The Depositary will keep, at its transfer office in the Borough of Manhattan, The City of New York, a register for the registration of Receipts and their transfer that at all reasonable times will be open for inspection by the Holders and the Company; provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement, or the Receipts.

(17)         Withholding.  In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency in Venezuela all amounts (if any) required to be withheld by the Company and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld by the Company and owing to such authority or agency by the Depositary or the Custodian.  If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto.  The Depositary shall use reasonable efforts to make and maintain arrangements enabling Holders who are citizens or residents of the United States to receive any tax credits or other benefits (pursuant to treaty as otherwise) relating to dividend payments in respect of the American Depositary Shares.

(18)         Liability of the Company and the Depositary. Neither the Depositary, its agents nor the Company shall incur any liability to any Holder or other person, if, by reason of any present or future law or regulation of the United States, Venezuela or any other country, or of any governmental or regulatory authority or securities exchange, including without limitation the National Association of Securities Dealers, Inc., the Bolsa de Valores de Maracaibo and the Bolsa de Valores de Caracas, or by reason of the provisions of or governing any Deposited Security, act of God, war or other circumstance beyond its control, the Depositary, its agents or the Company shall be prevented or forbidden from, or subjected to any civil or criminal penalty on account of, or delayed in, doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed.  Each of the Company, the Depositary and its agents assumes no obligation and shall be subject to no liability under the Deposit Agreement or this Receipt to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in the Deposit Agreement without gross negligence or bad faith.  Neither the Depositary, its agents nor the Company will be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this Receipt that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required or (b) liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information.  The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them to be genuine and to have been signed or presented by the proper party or parties.  The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote, provided that any such action or nonaction is undertaken in good faith.  The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts.  The Company has agreed to indemnify the Depositary, the Custodian, any

Receipt registrar, co-transfer agent, co-registrar or other agent of the Depositary appointed under the Deposit Agreement (the “indemnified persons”) against any loss, liability or expense (including reasonable fees and expenses of counsel) that may arise (a) out of acts performed or omitted in connection with the Deposit Agreement and the Receipts, (i) by any indemnified person, except to the extent that any such loss, liability or expense is due to the negligence or bad faith of such indemnified person, or (ii) by the Company or any of its agents or (b) out of or in connection with any offer or sale of Receipts, American Depositary Shares, Shares or any other Deposited Securities or any registration statement under the Securities Act of 1933 in respect thereof, except to the extent such loss, liability or expense arises out of information (or omissions from such information) relating to such indemnified person, furnished in writing to the Company by such indemnified person expressly for use in a registration statement under the Securities Act of 1933, prospectus or preliminary prospectus (or substantially equivalent document) relating to the Shares evidenced by the American Depositary Shares.  Each indemnified person shall indemnify, defend and save harmless the Company, its directors, employees, agents and affiliates against any loss, liability or expense incurred by the Company in connection with the Deposit Agreement and the Receipts due to the negligence or bad faith of such indemnified person.

(19)         Resignation and Removal of Depositary; the Custodian.  The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company or be removed by the Company by written notice of such removal delivered to the Depositary, such resignation or removal to take effect upon the appointment of and acceptance by a successor depositary as provided in the Deposit Agreement.  The Depositary may, upon written request or written approval of the Company, at any time appoint substitute or additional Custodians and the term “Custodian” refers to each Custodian or all Custodians as the context requires.

(20)         Amendment of Deposit Agreement and Receipts.  The Receipts and the Deposit Agreement may be amended by agreement between the Company and the Depositary.  Any amendment that shall impose or increase any fees or charges (other than the fees and charges listed in clauses (i) through (iv) of paragraph (8)) or that shall otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Holders.  Every Holder at the expiration of such 30 days shall be deemed by holding such Receipt to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipt as amended thereby.  In no event shall any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented hereby, except in order to comply with mandatory provisions of applicable law.

(21)         Termination of Deposit Agreement.  The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. The Depositary may terminate the Deposit Agreement, upon the notice set forth in the preceding sentence, at any time after 90 days after the Depositary shall have resigned, provided that no successor depositary shall within such 90 days have been appointed and accepted its appointment within such 90 days.  After the date so fixed for termination, to the Depositary will perform no further acts under the Deposit Agreement, except to advise Holders of such termination, receive and hold distributions on Deposited Securities (or sell property or rights or convert Deposited Securities into cash) and to deliver Deposited Securities being withdrawn.  As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of Receipts not theretofore surrendered.  The obligation of the Depositary under paragraph (18) shall survive the termination of this Deposit Agreement.